QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DRS Technologies, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-14487, 333-119977, 333-83700 and 333-136909) on Form S-8, in the registration statement (No. 333-130926) on Form S-3 and in the registration statement (No. 333-129948) on Form S-4 of DRS Technologies, Inc. of our reports dated May 30, 2008, with respect to the consolidated balance sheets of DRS Technologies, Inc. and subsidiaries as of March 31, 2008 and 2007, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2008, which reports appear in the March 31, 2008 annual report on Form 10-K of DRS Technologies, Inc.

        Our report on the consolidated financial statements refers to the Company's adoption of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109," effective April 1, 2007, the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, "Share-Based Payment," effective April 1, 2006, and the adoption of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132R," effective at the end of fiscal 2007.

        Our report also refers to the restatement of the Company's consolidated financial statements as of and for the year ended March 31, 2007.

        Our report dated May 30, 2008, on the effectiveness of internal control over financial reporting as of March 31, 2008, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of March 31, 2008 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness existed in the accounting for subsequent events.

/s/ KPMG LLP

Short Hills, New Jersey
May 30, 2008

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm